TECHNE CORPORATION RELEASES UNAUDITED FIRST QUARTER
                    FISCAL YEAR 2013 FINANCIAL RESULTS


Minneapolis/October 23, 2012/ Techne Corporation's (NASDAQ:TECH) financial results for the quarter ended September 30, 2012 include the following highlights:

- First quarter earnings were $25.7 million or $.70 per diluted share. Adjusted earnings for the quarter were $27.5 million (a decrease of 8.2% from the prior fiscal year period) or $.75 per diluted share. Earnings and adjusted earnings were negatively impacted by foreign currency fluctuations, which reduced reported sales and gross margins. Adjusted earnings and earnings per share exclude intangible asset amortization and costs recognized upon the sale of inventory that was written-up to fair value as part of acquisitions completed in the quarter ended June 30, 2011.

- Net sales as reported declined by 3.3% to $75.0 million for the quarter. The quarter ended September 30, 2012 had one less selling day as compared to the same prior-year period. Organic sales declined by 0.9% in the quarter and exclude changes in foreign currency rates. A stronger U.S. dollar as compared to foreign currencies reduced sales by $1.9 million in the quarter ended September 30, 2012 from the comparable prior-year period.

The Biotechnology segment includes sales made through R&D Systems' Biotechnology Division, R&D Systems Europe, Tocris, R&D Systems China, BiosPacific and Boston Biochem. Biotechnology net sales were $69.5 million, a decrease of 3.9% from $72.3 million for the quarter ended September 30, 2012. Biotechnology sales declined 1.2% for the quarter ended September 30, 2012 if foreign currency changes are excluded.

Organic sales growth for the Biotechnology segment from the same prior-year periods were:

                                                     Quarter Ended
                                                   ------------------
                                                   9/30/12    9/30/11
                                                   -------    -------
U.S. industrial, pharmaceutical and biotechnology    (5.0%)      9.3%
U.S. academic                                        (4.0%)     (2.5%)
Europe                                                3.1%      (0.7%)
China                                                25.1%      14.1%
Pacific Rim                                        Unchanged Unchanged


Hematology net sales for the quarter ended September 30, 2012 were $5.5 million, an increase of 4.3% from the comparable prior-year period.

The gross margin percentage declined to 74.1% in the quarter ended September 30, 2012 from 75.2% in the comparable prior-year quarter. The decline was caused by unfavorable exchange rates that were partially offset by lower costs recognized upon the sale of the inventory that was written-up to fair value as part of the acquisitions. Gross margins adjusted for costs recognized upon sale of acquired inventory and amortization of intangible assets were 76.8% and 79.0% the quarters ended September 30, 2012 and 2011, respectively. The decrease was primarily caused by unfavorable exchange rates.

Selling, general and administrative expenses for the quarter ended September 30, 2012 decreased $445,000 million or 4.1% from the quarter ended September 30, 2011. The decrease in selling, general and administrative expense was impacted by a $685,000 decrease in profit sharing expense for the quarter as compared to the prior-year period.

Research and development expenses for the quarter ended September 30, 2012 increased $785,000 (11.8%) from the quarter ended September 30, 2011. The increase in research and development expenses is mainly due to increases in personnel and supply costs associated with the continuous development and release of new high-quality biotechnology products.

Other non-operating expenses include foreign exchange transaction losses of $78,000 and $524,000 in the quarters ended September 30, 2012 and 2011, respectively.

The effective tax rate for the quarter ended September 30, 2012 was 32.4% as compared to 32.0% for the same prior-year period. Effective tax rates for fiscal 2013 are expected to be 31% to 33%.

The Company's investment in ChemoCentryx, Inc. (CCXI) is included in short-term available-for-sale investments at September 30, 2012 at a fair-value of $73.5 million. The Company's unrealized gain of $44.0 million on the investment, net of deferred tax liability of $15.8 million, was included in accumulated other comprehensive income at September 30, 2012.

The Company did not repurchase any shares of its common stock during the quarter ended September 30, 2012. Approximately $27.0 million remains available at September 30, 2012 for the repurchase and retirement of shares under the currently-open authorization.

Forward Looking Statements:

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements, including the expected effective tax rate, involve risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company's actual results: the integration of acquired companies, the introduction and acceptance of new biotechnology and hematology products, the levels and particular directions of research by the Company's customers, the impact of the growing number of producers of biotechnology research products and related price competition, general economic conditions, the retention of hematology OEM and proficiency survey business, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled "Risk Factors" in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.


Use of Adjusted Financial Measures:

The adjusted financial measures used in this press release quantify the impact the following events had on reported net sales, gross margin percentages, net earnings and earnings per share for the quarter ended September 30, 2012 as compared to the reported amounts for the same period ended September 30, 2011:

- fluctuations in exchange rates used to convert transactions in foreign currencies (primarily the Euro, British pound sterling and Chinese yuan) to U.S. dollars; and

- the impact of amortizing intangible assets and the recognition of costs upon the sale of inventory written-up to fair value resulting from the fiscal 2011 the acquisitions of Boston Biochem, Inc. and Tocris Holdings Ltd.

These adjusted financial measures are not prepared in accordance with generally accepted accounting principles (GAAP) and may be different from adjusted financial measures used by other companies. Adjusted financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We view these adjusted financial measures to be helpful in assessing the Company's ongoing operating results. In addition, these adjusted financial measures facilitate our internal comparisons to historical operating results and comparisons to competitors' operating results. We include these adjusted financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency related to supplemental information we use in our financial and operational analysis.

Investors are encouraged to review the reconciliations of adjusted financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

                 *  *  *  *  *  *  *  *  *  *  *  *
Techne Corporation has two operating subsidiaries: Research and Diagnostic Systems, Inc. (R&D Systems) of Minneapolis, Minnesota and R&D Systems Europe, Ltd. (R&D Europe) of Abingdon, England. R&D Systems is a specialty manufacturer of biological products. R&D Systems has three operating subsidiaries: BiosPacific, Inc. BiosPacific), located in Emeryville, California, Boston Biochem, Inc., located in Cambridge, Massachusetts and R&D Systems China Co. Ltd., (R&D China), located in Shanghai, China. BiosPacific is a worldwide supplier of biologics to manufacturers of in vitro diagnostic systems and immunodiagnostic kits. Boston Biochem is a leading developer and manufacturer of ubiquitin-related research products. R&D China and R&D Europe distribute biotechnology products. R&D Europe has two subsidiaries: Tocris Holdings Ltd (Tocris) of Bristol, England and R&D Systems GmbH, a German sales operation. Tocris is a leading supplier of reagents for non-clinical life science research.

Contact:  Greg Melsen, Chief Financial Officer
          Kathy Backes, Controller
          (612) 379-8854



                    TECHNE CORPORATION
             CONSOLIDATED STATEMENTS OF EARNINGS
             (In thousands, except per share data)
                        (Unaudited)

                                                     Quarter Ended
                                                   ------------------
                                                   9/30/12    9/30/11
                                                   -------    -------
Net sales                                          $75,025    $77,596
Cost of sales                                       19,442     19,209
                                                   -------    -------
Gross margin                                        55,583     58,387

Operating expenses:
  Selling, general and administrative               10,328     10,773
  Research and development                           7,452      6,667
                                                   -------    -------
    Total operating expenses                        17,780     17,440
                                                   -------    -------
Operating income                                    37,803     40,947

Other income (expense):
  Interest income                                      661        728
  Other non-operating expense, net                    (478)    (1,175)
                                                   -------    -------
    Total other (expense) income                       183       (447)
                                                   -------    -------
Earnings before income taxes                        37,986     40,500
Income taxes                                        12,318     12,979
                                                   -------    -------
Net earnings                                       $25,668    $27,521
                                                   =======    =======
Earnings per share:
  Basic                                            $  0.70    $  0.74
  Diluted                                          $  0.70    $  0.74
Weighted average common shares outstanding:
  Basic                                             36,828     37,095
  Diluted                                           36,895     37,170


                          TECHNE CORPORATION
                  CONSOLIDATED CONDENSED BALANCE SHEETS
                            (In thousands)
                              (Unaudited)
                                                    9/30/12   6/30/12
                                                   --------  --------
ASSETS
Cash and equivalents                               $130,805  $116,675
Short-term available-for-sale investments           142,262   152,311
Trade accounts receivable                            35,119    35,668
Inventory                                            38,397    38,277
Other current assets                                  3,560     3,576
                                                   --------  --------
  Current assets                                    350,143   346,507
                                                   --------  --------
Available-for-sale investments                      131,713   143,966
Property and equipment, net                          94,920    93,788
Goodwill and intangible assets, net                 133,009   132,158
Other non-current assets                              2,844     2,905
                                                   --------  --------
  Total assets                                     $712,629  $719,324
                                                   ========  ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses              $ 14,178  $ 13,836
Payable for pending available-for-sale
  investment purchases                                    0     4,429
Income taxes - deferred and current                   8,723    17,485
                                                   --------  --------
  Current liabilities                                22,901    35,750
                                                   --------  --------

Deferred taxes                                        9,123     9,132

Stockholders' equity                                680,605   674,442
                                                   --------  --------
  Total liabilities and stockholders' equity       $712,629  $719,324
                                                   ========  ========

                            TECHNE CORPORATION
                      RECONCILIATION of ORGANIC SALES
                             (In thousands)
                             (Unaudited)
                                                     Quarter Ended
                                                   ------------------
                                                   9/30/12    9/30/11
                                                   -------    -------
Net sales                                          $75,025    $77,596
Organic sales adjustments:
  Impact of foreign currency fluctuations            1,906          0
                                                   -------    -------
Organic sales                                      $76,931    $77,596
                                                   =======    =======

Organic sales growth                                 (0.9%)      3.2%


                           TECHNE CORPORATION
           RECONCILIATION of NET EARNINGS and EARNINGS per SHARE
                  (In thousands, except per share data)
                             (Unaudited)
                                                     Quarter Ended
                                                   ------------------
                                                   9/30/12    9/30/11
                                                   -------    -------
Net earnings                                       $25,668    $27,521
Identified adjustments:
  Costs recognized upon sale of acquired inventory   1,268      2,148
  Amortization of intangibles                        1,264      1,285
  Tax impact of above adjustments                     (679)      (968)
                                                   -------    -------
                                                     1,853      2,465
                                                   -------    -------
Net earnings - adjusted for identified  items      $27,521    $29,986
                                                   =======    =======

Adjusted growth                                      (8.2%)     13.2%

Earnings per share - Diluted - adjusted            $  0.75    $  0.81


                        TECHNE CORPORATION
              RECONCILIATION of GROSS MARGIN PERCENTAGES
                               (Unaudited)
                                                     Quarter Ended
                                                   ------------------
                                                   9/30/12    9/30/11
                                                   -------    -------
Gross margin percentage                              74.1%      75.2%
Identified adjustments:
  Costs recognized upon sale of acquired inventory    1.7%       2.8%
  Amortization of intangibles                         1.0%       1.0%
                                                   -------    -------
Gross margin percentage - adjusted                   76.8%      79.0%
                                                   =======    =======


                       TECHNE CORPORATION
          RECONCILIATION of INTANGIBLE AMORTIZATION
                         (In thousands)
                          (Unaudited)
                                                     Quarter Ended
                                                   ------------------
                                                   9/30/12    9/30/11
                                                   -------    -------
Amortization of intangible assets included in:
  Cost of goods sold                               $   753    $   764
  Selling, general and administrative expenses         519        521
                                                   -------    -------
Total amortization of intangible assets            $ 1,272    $ 1,285
                                                   =======    =======